UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ACE Limited
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            (Exact name of registrant as specified in its charter)


Cayman Islands                                                       98-0091805
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(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                   ACE Limited 2004 Long-Term Incentive Plan
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                           (Full title of the plan)


                               Evan G. Greenberg
                                  ACE Limited
                           c/o CT Corporation System
                         111 Eighth Avenue, 13th Floor
                           New York, New York 10011
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                    (Name and address of agent for service)


                                (441) 295-5200
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         (Telephone number, including area code, of agent for service)

                                   copy to:
                               Laura D. Richman
                         Mayer, Brown, Rowe & Maw LLP
                             190 S. LaSalle Street
                            Chicago, Illinois 60603

                        CALCULATION OF REGISTRATION FEE

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                                  Proposed
Title of                          maximum         Proposed
securities       Amount           offering        maximum            Amount of
to be            to be            price per       aggregate        registration
registered       registered       share(1)        price                fee
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Ordinary
Shares
$.041666667
par value        15,000,000       $41.74         $626,100,000        $79,327
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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on June 14, 2004.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

   (a) Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

   (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

   (c)   Current Report on Form 8-K filed June 2, 2004.

   (d)   Current Report on Form 8-K filed June 10, 2004.

   (e) Description of Ordinary Shares included in the Registration Statement on Form 8-A dated March 2, 1993 as amended by
         Amendment No. 1 thereto dated March 11, 1993 filed under
         Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 100 of the Registrant's Articles of Association contains provisions with respect to indemnification of the Registrant's officers and directors. This provision provides that the Registrant shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Registrant), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Registrant against any liability or expense actually and reasonably incurred by such person in respect thereof. the Registrant may also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. This indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

         The Companies Law (Revised) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except if there had been fraud or willful default on the part of the officer or director or reckless disregard of his duties and obligations to the company.

         The Registrant in the past has entered into underwriting agreements which provide for indemnification, under certain circumstances, of the Registrant, its officers and its directors by the underwriters.

         Directors and officers of the Registrant are also provided with indemnification against certain liabilities pursuant to a directors' and officers' liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of the Registrant, or any other matter claimed against them by reason of their being directors or officers of the Registrant. Certain of the Registrant's directors are provided by their employer with indemnification against certain liabilities incurred as directors of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Memorandum of Association of the Registrant (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K (File No. 1-11778) for the year ended
                September 30, 1998)

         4.2 Articles of Association of the Registrant (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (File No. 1-11778) for the year ended September 30, 1998)

         4.3 Specimen certificate representing Ordinary Share (Incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K (File No. 1-11778) for the year ended December 31, 2001)

         5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

         23.1   Consent of PricewaterhouseCoopers LLP

         23.2   Consent of Maples and Calder (included in Exhibit 5.1)

         24.1   Powers of Attorney (included in signature pages)

         99.1   Form F-N

Item 9.  Undertakings.

     A.  Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  Filings Incorporating Subsequent Exchange Act Documents by
         Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Indemnification of Directors and Officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Each person whose signature appears below constitutes and appoints Evan G. Greenberg, Philip V. Bancroft, Peter N. Mear and Keith P. White and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on June 15, 2004.



                                       ACE Limited

                                       By:  /s/ Evan G. Greenberg
                                           -----------------------------------
                                            Evan G. Greenberg
                                       Its: President and Chief Executive
                                            Officer; Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                           Title                         Date
    ---------                           -----                         ----

/s/ Brian Duperreault            Chairman; Director               June 15, 2004
----------------------------
Brian Duperreault

/s/ Evan G. Greenberg            President and Chief Executive    June 15, 2004
----------------------------     Officer; Director
Evan G. Greenberg

/s/ Philip V. Bancroft           Chief Financial Officer          June 15, 2004
----------------------------
Philip V. Bancroft

/s/ Paul Medini                  Chief Accounting Officer         June 15, 2004
----------------------------
Paul Medini

/s/ Michael G. Atieh             Director                         June 15, 2004
----------------------------
Michael G. Atieh

    Signature                     Title                                Date
    ---------                     -----                                ----

/s/ Bruce L. Crockett            Director                         June 15, 2004
----------------------------
Bruce L. Crockett

/s/ Dominic J. Frederico         Director                         June 15, 2004
----------------------------
Dominic J. Frederico

/s/ Robert M. Hernandez          Director                         June 15, 2004
----------------------------
Robert M. Hernandez

/s/ John A. Krol                 Director                         June 15, 2004
----------------------------
John A. Krol

/s/ Peter Menikoff               Director                         June 15, 2004
----------------------------
Peter Menikoff

/s/ Thomas J. Neff               Director                         June 15, 2004
----------------------------
Thomas J. Neff

/s/ Robert Ripp                  Director                         June 15, 2004
----------------------------
Robert Ripp

/s/ Dermot F. Smurfit            Director                         June 15, 2004
----------------------------
Dermot F. Smurfit

/s/ Walter A. Scott              Director                         June 15, 2004
----------------------------
Walter A. Scott

/s/ Robert W. Staley             Director                         June 15, 2004
----------------------------
Robert W. Staley

/s/ Gary M. Stuart               Director                         June 15, 2004
----------------------------
Gary M. Stuart

/s/ Evan G. Greenberg            Authorized Representative        June 15, 2004
----------------------------     in the United States
Evan G. Greenberg

                                 EXHIBIT INDEX

Exhibit                                                                 Page
Number           Description of Document                                Number

4.1 Memorandum of Association of the Registrant (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K (File No. 1-11778) for the year ended
       September 30, 1998)

4.2 Articles of Association of the Registrant (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (File No. 1-11778) for the year ended
       September 30, 1998)

4.3 Specimen certificate representing Ordinary Share (Incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K
       (File No. 1-11778) for the year ended December 31, 2001)

5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

23.1   Consent of PricewaterhouseCoopers LLP

23.2   Consent of Maples and Calder (included in Exhibit 5.1)

24.1   Powers of Attorney (included in signature pages)

99.1   Form F-N









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